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                                                        Exhibit (J)(1)



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent accountants, we hereby consent to the use of our reports for Goldman Sachs Trust on behalf of the Institutional Liquid Assets Portfolios dated February 14, 2000 (and all references to our firm) included in or made a part of Post-Effective Amendment No. 66 and Amendment No. 68 to Registration Statement File Nos. 33-17619 and 811-5349, respectively.





                                                        /s/ ARTHUR ANDERSEN LLP


Boston, Massachusetts
May 17, 2000